UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2025

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Apex Drive, Suite 300A, PMB 2006
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Concurrent Registered Direct Offering and Private Placement

On January 14, 2025, Phio Pharmaceuticals Corp. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors in connection with a registered direct offering (the “Registered Direct Offering”) and concurrent private placement (the “Private Placement”).

Pursuant to the Securities Purchase Agreement, the Company agreed to offer and sell in the Registered Direct Offering 833,335 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $3.00 per share. Pursuant to the Securities Purchase Agreement, in a concurrent private placement (the “Private Placement), the Company also issued to such institutional and accredited investors unregistered short-term warrants to purchase up to 1,666,670 shares of Common Stock (the “Series H Warrants”). Under the terms of the Securities Purchase Agreement, for each share of Common Stock issued in the Registered Direct Offering, two accompanying Series H Warrants were issued to the purchaser thereof. Each Series H Warrant is exercisable for one share of Common Stock (a “Warrant Share”) at an exercise price of $3.00 per share, is immediately exercisable and will expire twenty-four months from the date of issuance. The Series H Warrants were offered and sold at a purchase price of $3.00 per Series H Warrant, which purchase price is included in the offering price per share of Common Stock issued in the Registered Direct Offering.

The net proceeds to the Company from the Registered Direct Offering and the Private Placement are approximately $2.2 million, after deducting fees and estimated offering expenses. The Series H Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended.

Pursuant to an engagement letter, dated as of June 27, 2024, as amended, between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent a total cash fee equal to 7.5% of the gross proceeds received in the Registered Direct Offering and the Private Placement. The Company also agreed to pay the Placement Agent in connection with the Registered Direct Offering and the Private Placement a management fee equal to 1.0% of the gross proceeds raised in the Registered Direct Offering and the Private Placement and $25,000 for non-accountable expenses, and $15,950 for clearing fees. In addition, the Company agreed to issue to the Placement Agent, or its designees, warrants to purchase up to 62,500 shares of Common Stock (the “Placement Agent Warrants”), which represent 7.5% of the aggregate number of shares of Common Stock sold in the Registered Direct Offering. The Placement Agent Warrants have substantially the same terms as the Series H Warrants, except that the Placement Agent Warrants have an exercise price equal to $3.75, or 125% of the offering price per share of Common Stock sold in the Registered Direct Offering.

Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to register for resale the Warrant Shares issuable upon exercise of the Series H Warrants sold in the Private Placement within thirty (30) calendar days following the date of the Securities Purchase Agreement. The Company shall use its commercially reasonable efforts to cause the registration statement covering the securities described above to be declared effective within sixty (60) calendar days following the date of the Securities Purchase Agreement.

The Registered Direct Offering and the Private Placement closed on January 15, 2025.

Pursuant to the terms of the Securities Purchase Agreement, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on January 14, 2025 and expiring on January 30, 2025 (inclusive), subject to certain exceptions. Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalent (as defined in the Securities Purchase Agreement) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement), subject to certain exceptions, for a period commencing on January 14, 2025 and expiring on January 15, 2026; provided, however, the Company may establish and/or use an at-the-market facility with the Placement Agent starting on January 31, 2025.

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If a Fundamental Transaction (as defined in the Series H Warrants and Placement Agent Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Series H Warrants and the Placement Agent Warrants with the same effect as if such successor entity had been named in the Series H Warrants and the Placement Agent Warrants itself. If holders of shares of Common Stock are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of the Series H Warrants and the Placement Agent Warrants following such a Fundamental Transaction. Additionally, as more fully described in the Series H Warrants and the Placement Agent Warrants, in the event of certain Fundamental Transactions, the holders of the Series H Warrants and Placement Agent Warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value (as defined in the Series H Warrants) of the Series H Warrants) or Placement Agent Warrants, as the case may be, on the date of consummation of such Fundamental Transaction.

The 833,335 shares of Common Stock sold in the Registered Direct Offering (but not the accompanying Series H Warrants or the Warrant Shares) were offered and sold pursuant to a prospectus supplement, dated January 14, 2025, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-279557), which registration statement was filed on May 20, 2024 and declared effective on July 1, 2024. A copy of the opinion of Hogan Lovells US LLP relating to the validity of the shares of Common Stock issued in the Registered Direct Offering is filed herewith as Exhibit 5.1.

The Series H Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing descriptions of the Securities Purchase Agreement, the Series H Warrants, the Warrant Shares and Placement Agent Warrants and the shares of Common Stock issuable thereunder are not complete and are qualified in their entirety by references to the full text of the Securities Purchase Agreement, the Series H Warrants and the Placement Agent Warrants, which are filed as exhibits to this report and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Series H Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder are incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On January 15, 2025, the Company issued a press release announcing the pricing of the Registered Direct Offering and the Private Placement. The full text of the press releases is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
4.1	Form of Series H Common Stock Warrant, dated January 15, 2025.
4.2	Form of Placement Agent Warrant, dated January 15, 2025.
5.1	Opinion of Hogan Lovells US LLP.
10.1	Form of Securities Purchase Agreement, dated January 14, 2025, by and between the Company and each of the Purchasers signatory thereto.
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).
99.1	Press Release issued by the Company on January 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: January 15, 2025	By:	/s/ Robert Bitterman
Robert Bitterman President & Chief Executive Officer

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